9 Appold Street
London EC2A 2AP
+44.20.7655.5000
EXHIBIT 5
6 August 2020

Coca-Cola European Partners plc (the "Company")
Pemberton House
Bakers Road
Uxbridge
UB8 1EZ

Dear Sirs,
Registration Statement on Form F-3
1.INTRODUCTION
We have acted as English law legal advisors to the Company solely in relation to the delivery of this letter (this "Opinion Letter") as to matters of English law in connection with the Registration Statement on Form F-3 (the "Registration Statement") to be filed on the date of this Opinion Letter with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended) (the "Securities Act") in connection with the Coca-Cola Enterprises, Inc. 2010 Incentive Award Plan (as amended effective 7 February 2012) (the "Plan"). We have not been involved in the preparation or any legal review of the Plan or the Deed of Assumption and Replacement relating to equity awards of Coca-Cola Enterprises, Inc., dated 28 May 2016, or with investigating or verifying any of the facts set out in the Registration Statement. We have taken instructions with respect to the opinion provided by us in this Opinion Letter, solely from the Company.
2.DEFINED TERMS AND CONSTRUCTION
2.1Terms defined or having a specified construction in the Registration Statement have the same meanings when used in this Opinion Letter, unless otherwise defined in this Opinion Letter (including in Schedule 1).
2.2Headings in this Opinion Letter are for ease of reference only and shall not affect its interpretation.
2.3A reference in this Opinion Letter to any enactment of law is a reference to that enactment as amended or re-enacted prior to the date of this Opinion Letter.
SHEARMAN.COM

We operate in the UK and Italy as Shearman & Sterling (London) LLP, a limited liability partnership organised in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners. Shearman & Sterling (London) LLP is authorised and regulated by the Solicitors Regulation Authority (firm SRA number 211340). A list of all partners’ names, which includes solicitors and registered foreign lawyers, is open for inspection at the above address. Each partner of Shearman & Sterling (London) LLP is also a partner of Shearman & Sterling LLP.

3.DOCUMENTS EXAMINED AND SEARCHES
3.1For the purposes of this Opinion Letter, we have examined the documents listed in Schedule 1.
3.2On 5 August, 2020 we carried out a company search of the Company's records held at the Companies Registry, Cardiff, which revealed no order or resolution for the winding-up and no notice of the appointment of a receiver or administrator of the Company and no notice of any moratorium under Part A1 of the Insolvency Act 1986 in respect of the Company. This search would not, however, reveal the presentation of a winding-up petition (the "Company Search"). We also made a telephone enquiry to the Insolvency and Companies List (formerly known as the Companies Court) in London at 12:59 pm on 5 August, 2020 which informed us that it has on its Central Registry of Winding Up Petitions no record of the presentation of any compulsory winding-up petitions or of any application or order, or of any notice of intention to appoint or notice of appointment of an administrator relating to the Company filed with the court (the "Winding up Search").
3.3The documents, records and searches referred to above are the only documents and records we have examined and the only searches we have carried out for the purposes of this Opinion Letter.
4.LIMITATIONS TO OPINION
4.1We have not investigated the laws of any country other than England, and we assume that (a) no foreign law and (b) no directive or regulation or ruling of the European Commission or the European Court of Justice (save to the extent incorporated into English law, including by virtue of the European Union (Withdrawal) Act 2018 (as amended from time to time)) affects any of the conclusions stated below. This Opinion Letter is given only with respect to English law as applied by the English courts and published and in effect as at today's date and we expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this Opinion Letter that may affect the opinions expressed herein. This Opinion Letter is governed by English law. Any non-contractual obligations and any other matters arising out of or in connection with this Opinion Letter are governed by English law.
4.2We are not qualified to give accountancy advice and accordingly this Opinion Letter should not be taken as providing any such advice.
4.3We express no opinion as to matters of fact.
4.4The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraph 6 (Opinion) and do not extend to any other matters.

5.ASSUMPTIONS
In giving the opinions in this Opinion Letter, we have assumed:
5.1the genuineness of all signatures, stamps and seals upon all documents submitted to us;
5.2the authenticity and completeness of all documents submitted to us (whether as originals or copies and whether in electronic form or otherwise) and that such documents remain up-to-date;
5.3that all copy documents submitted to us are complete and conform to the originals;
5.4that the documents to which we refer in this Opinion Letter remain accurate, complete and up-to-date and have not been varied and the statements made in such certificates are accurate, complete and up-to-date;
5.5that the information revealed by the Company Search was and remains complete, accurate and up to date in all respects as at the date of this Opinion Letter and has not since the time of such Company Search been altered or added to;
5.6that the information revealed by our Winding up Search was accurate in all respects and has not since the time of such Winding up Search been altered;
5.7that no additional matters would have been disclosed by searches at the Companies Registry or the Companies Court being carried out since the carrying out of the searches and enquiries referred to in paragraph 3.2 above which would affect the opinion stated below, that there has been no alteration in the status or condition of the Company disclosed by such searches and that the particulars disclosed by our searches and enquiries are true, accurate, complete and up to date. The searches may be unreliable. In particular, without limitation, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced in England nor do they indicate whether or not insolvency proceedings have begun elsewhere;
5.8that no step has been taken to wind up, strike off or dissolve the Company or appoint an administrator or receiver or nominee or supervisor in respect of a company voluntary arrangement or similar official in respect of the Company or any of its assets or revenues or to obtain a moratorium which has not been revealed by our searches referred to above;
5.9that the Ordinary Shares, before allotment or issue, will be fully paid up in accordance with the Companies Act 2006;

5.10that the term "non-assessable", which has no recognised meaning in English law, for the purposes of this Opinion Letter means that, under the Companies Act 2006, the articles of association of the Company (the "Articles of Association") and any resolution taken under the Articles of Association approving the issuance of the Ordinary Shares, no holder of such Ordinary Shares is liable, solely because of such holder's status as a holder of such Ordinary Shares, for additional assessments or calls for further funds by the Company or any other person;
5.11that the resolutions of the board of directors of the Company (the "Board Resolutions") and the resolution of the SSIC (the "SSIC Resolution"), all referred to in Schedule 1 were validly passed (at a duly convened, constituted and quorate meeting of duly appointed directors of the Company (or members of the SSIC, as the case may be) and such directors have disclosed all their relevant interests in the transactions contemplated by the Registration Statement in accordance with the Companies Act 2006 and the constitution of the Company and none of the directors of the Company has an interest in such transactions that is not permitted by the Companies Act 2006 and the constitution of the Company) and that the resolutions so passed and the authorisations given constitute all resolutions and authorisations of the board of directors of the Company and of the SSIC with respect to the allotment and issuance of the Ordinary Shares pursuant to and in accordance with the Plan and remain in full force and effect without modification;
5.12that in resolving to allot, and to authorise and empower the SSIC to allot, the Ordinary Shares, the directors of the Company have acted in good faith to promote the success of the Company for the benefit of its members as a whole and have exercised their powers bona fide to promote such success and for proper purposes and otherwise in accordance with their duties under all applicable laws and the constitution of the Company and that the directors have otherwise complied with their duties as directors in so far as relevant to this Opinion Letter;
5.13that the SSIC has carried out and will carry out the functions assigned to it by the Board Resolutions in connection with the allotment and issuance of Ordinary Shares in accordance with the requirements of the Board Resolutions (including, without limitation, the limits on the number of Ordinary Shares that may be allotted and/or issued by the SSIC);
5.14that the names of the appropriate persons will be entered in the Company’s register of members upon allotment of the Ordinary Shares;

5.15that (i) the Company has not made any proposal for a voluntary arrangement or obtained a moratorium under Part AI of the Insolvency Act 1986, (ii) the Company has not given any notice in relation to or passed any winding-up resolution, (iii) no application has been made or petition presented to a court, and no order has been made by a court, for the winding-up or administration of the Company, and no step has been taken to strike off or dissolve the Company, (iv) no liquidator, administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer has been appointed in relation to the Company or any of its assets or revenues, and no notice has been given or filed in relation to the appointment of such an officer, and (v) no analogous procedure has been commenced in any jurisdiction outside England and Wales in relation to the Company or any of its assets or revenues;
5.16that the performance of each obligation under the Plan is not illegal or contrary to public policy in any place outside England or Wales in which that obligation is to be performed;
5.17that all acts, conditions or things to be fulfilled, performed or effected in connection with the Plan under the laws of any jurisdiction other than England and Wales have been duly fulfilled, performed and effected;
5.18that the Plan is in force, was validly adopted by the Company and has been and will be operated in accordance with its terms;
5.19that the Ordinary Shares will be issued in accordance with the rules of the Plan and the requirements of the Board Resolutions and the SSIC Resolution;
5.20that the provisions of section 682 of the Companies Act 2006 will apply to the allotment and issue of Ordinary Shares pursuant to and in accordance with the Plan;
5.21that the Plan is an "employees' share scheme" for the purposes of section 1166 of the Companies Act 2006;
5.22that none of the holders of the Company’s Ordinary Shares has received or will receive any dividends or distribution which constitute an unlawful distribution pursuant to common law or the Companies Act 2006 (as applicable);
5.23that there is no actual or implied additional contractual relationship between the Company and the holders of the Ordinary Shares, except for any contract of employment, the Articles of Association and the Plan; and
5.24that all acts, conditions or things required to be fulfilled, performed or effected in connection with the Ordinary Shares under the laws of any jurisdiction other than England have been duly fulfilled, performed and effected.

6.OPINION
Based upon the foregoing and subject to any matters not disclosed to us and to the qualifications set out below, we are of the opinion that at the date hereof the Ordinary Shares to be issued by the Company pursuant to and in accordance with the SSIC Resolution and the Plan when so issued will be validly issued, fully-paid and non-assessable.
7.QUALIFICATIONS
The opinions in this Opinion Letter are subject to the qualifications and reservations set out below.
7.1The Company Search is not capable of revealing conclusively whether or not:
(a)a winding-up order has been made or a resolution passed for the winding up of the Company;
(b)an administration order has been made;
(c)a receiver, administrative receiver, administrator or liquidator has been appointed; or
(d)a moratorium has been commenced,
since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, there may be a delay in the relevant notice appearing on the file of the company concerned.
In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented, or whether or not any documents for the appointment of, or notice of intention to appoint, an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court.

7.2The Winding up Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding-up order by a court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:
(a)details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding Up Petitions immediately;
(b)in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding Up Petitions;
(c)a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry of Winding Up Petitions, and the making of such order may not have been entered on the records immediately;
(d)details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and
(e)with regard to winding-up petitions, the Central Registry of Winding Up Petitions may not have records of winding-up petitions issued prior to 1994.
7.3Insofar as any obligation under the Plan is to be performed in any jurisdiction other than England and Wales, an English Court may have to have regard to the law of that jurisdiction in relation to the manner of performance and the steps to be taken in the event of defective performance.
7.4We express no opinion as to whether specific performance, injunctive relief or any other form of equitable remedy would be available in respect of any obligation of the Company under or in respect of the Plan.
7.5The obligations of the Company and the remedies available to the Company or participants in the Plan will be subject to any law from time to time in force relating to liquidation or administration or any other law or legal procedure affecting generally the enforcement of creditors’ rights.

7.6We have not been responsible for verifying the accuracy of the information or the reasonableness of any statements of opinion contained in the Registration Statement other than Exhibit 5, nor have we been responsible for verifying that no material information has been omitted from the Registration Statement. In addition, we express no opinion as to whether the Registration Statement (or any part of it) contained or contains all the information required to be contained in it or whether the persons responsible for the Registration Statement have discharged their obligations thereunder.
8.CONSENT TO FILING
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included or made a part of the Registration Statement in respect thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations promulgated thereunder.
Yours faithfully,
/s/ Shearman & Sterling (London) LLP
Shearman & Sterling (London) LLP

SCHEDULE 1
LIST OF DOCUMENTS EXAMINED
Resolutions and corporate and other documents of the Company
1.Certified copy resolutions of the board of directors of the Company dated:
1.128 April 2016, approving, among other things, the establishment of a Special Share Issue Committee (the "SSIC") empowered to allot and issue Ordinary Shares under the Plan (and certain other equity compensation plans of the Company),
1.21 June 2016, fixing limits on the number of Ordinary Shares that may be allotted and issued by the SSIC under equity compensation plans of the Company, and
1.312 December 2017, approving terms of reference for the SSIC.
2.A certified copy of a resolution of the SSIC dated 25 October 2017 resolving to allot and issue certain Ordinary Shares to certain individuals under the Plan.
3.Certified copies of the Company's Certificates of Incorporation, of Change of Name and of Re-registration of a Private Company as a Public Company and Articles of Association.
4.A copy of the Registration Statement to be filed with the SEC on the date of this Opinion Letter.
Please note that we have reviewed only pdf copies of the above documents for the purposes of this Opinion Letter.